Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Outbrain Inc.:

We consent to the use of our report dated March 25, 2021, except for Note 14, which is as of July 14, 2021, with respect to the consolidated financial statements of Outbrain Inc., incorporated herein by reference.

/s/ KPMG LLP

New York, New York

August 5, 2021